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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries and joint ventures of Volt as of January 17, 1997 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of November 1, 1996, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active during fiscal 1996 are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of November 1, 1996.
                                                 Jurisdiction
                                                      of
Name (1)                                         Incorporation


Volt Delta Resources, Inc.                       Nevada
Volt Delta Resources, Inc.                       Delaware
Jefferson-Adams Corporation                      New Jersey
Volt Temporary Services, Inc.                    Delaware
Volt Real Estate Corporation                     Delaware
VIS, Inc.                                        Delaware
Volt-Autologic Directories S.A. Ltd.             Delaware
Volt Holding Corp.                               Nevada
Volt Realty Two, Inc.                            Nevada
Volt Orangeca Real Estate Corp.                  Delaware
Volt Australia, Ltd.                             Delaware
Shaw & Shaw, Inc.                                Delaware
Volt Delta Europe, Limited                       United Kingdom
Volt Human Resources, Inc.                       Delaware
Volt ATRD Corp.                                  Delaware
Sierra Technology Corporation                    California
Volt Opportunity Road Realty Corp.               Delaware
Nuco II, Ltd.                                    Delaware
Volt Management Corp.                            Delaware
Volt Technical Corp.                             Delaware
Fidelity National Credit Services Ltd.           California
Tainol, S.A.                                     Uruguay
Nuco I, Ltd.                                     Nevada
Keystone Temps, Inc.                             Pennsylvania
Volt Information Sciences Funding, Inc.          Delaware
Volt Viewtech, Inc.                              Delaware
Volt Participacoes, Ltda.                        Brazil


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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES--Continued

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT--Continued

                                                       Jurisdiction
                                                            of
Name (1)                                               Incorporation

Volt Cayman Investment Company, Ltd.                   Cayman Is.
Telelistas Editora, Ltda.(2)                           Brazil
Pacific Access Pty. Ltd.(3)                            Australia
Volt Jantech, Inc.(4)                                  Delaware
Volt System I, J.V., Inc.(5)                           California
Volt Directory Marketing, Ltd.(6)                      Delaware
Autologic Information International, Inc.(7)           Delaware
Autologic Information International, Ltd.(8)           Nevada
Autologic Information International, Limited(8)        Sweden
Autologic Information International, Limited(8)        United Kingdom
Autologic Information International Pty. Limited(8)    Australia
Autologic Triple-I  Inc.(8)                            Canada
Autologic Information International, Limited(8)        Israel
Xitron Inc. (8)                                        Michigan

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(1) - Except as noted, each named subsidiary is wholly owned, directly or indirectly, by Volt Information Sciences, Inc., except that in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors and/or other Volt subsidiaries.

(2) -50% owned joint venture.

(3) -12-1/2% owned joint venture.

(4) -60% owned subsidiary.

(5) -75% owned subsidiary.

(6) -80% owned subsidiary.

(7) -59% owned subsidiary.  See discussion at page 15.

(8) -Wholly owned by Autologic Information International, Inc..